Exhibit 10.5

Execution Version

OMNIBUS JOINDER

This OMNIBUS JOINDER (this “Joinder”) is dated as of December 29, 2023, and is entered into by and between SILVERIEW CREDIT PARTNERS LP, a Delaware limited partnership, as agent for the Lenders (as defined below) (in such capacity, and together with any successor agent, the “Agent”) and PINSTRIPES HOLDINGS, INC., a Delaware corporation formerly known as Banyan Acquisition Corporation (the “New Obligor”).

W I T N E S S E T H

WHEREAS, on March 7, 2023, the following agreements were entered into: (a) that certain Loan Agreement (as amended by the First Amendment to Loan Agreement and First Amendment to Pledge and Security Agreement, dated as of April 19, 2023 (the “First Amendment”), by the Second Amendment to Loan Agreement and Limited Consent, dated as of July 27, 2023, by the Third Amendment to Loan Agreement, dated as of August 9, 2023, by the Fourth Amendment to Loan Agreement and Limited Consent, dated as of October 26, 2023, and the Fifth Amendment to Loan Agreement and Second Amendment to Pledge and Security Agreement, dated as of the date hereof (the “Fifth Amendment”), and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”), among the Agent, the financial institutions and other institutional investors from time to time party hereto as lenders (the “Lenders”), Pinstripes, Inc., a Delaware corporation (the “Borrower”), (b) that certain Continuing Guaranty Agreement (the “Guaranty”) among the Guarantors (as defined therein) party thereto and the Agent, and (c) that certain Pledge and Security Agreement (as amended by the First Amendment and the Fifth Amendment, the “Security Agreement”; together with the Loan Agreement, the Guaranty and the other Loan Documents (as defined in the Loan Agreement), collectively, the “Loan Documents”), among the Borrower, the other Grantors (as defined therein) party thereto and the Agent; and

WHEREAS, the Borrower is a wholly owned subsidiary of the New Obligor and, as such, the New Obligor will benefit by virtue of the financial accommodations extended to the Borrower by the Lenders under the Loan Agreement certain rights granted to the Obligors pursuant to the terms of the Loan Agreement and the other Loan Documents.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.            Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings provided for in the Loan Agreement.

2.            Supplements, Joinders and Counterparts.

(a)            The New Obligor hereby absolutely and irrevocably does unconditionally guarantees the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise, and at all times thereafter, (i) all of the Obligations, (ii) all terms, conditions, agreements, representations and warranties at any time made by the Borrower to the Lenders pursuant to the Loan Agreement and the other Loan Documents, and (iii) all other debts, obligations and liabilities of the Borrower to the Lenders incurred pursuant to the Loan Agreement and the other Loan Documents, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, now existing or hereafter incurred, created or arising, howsoever evidenced, whether created directly to or acquired by assignment or otherwise by the Lenders, and whether the Borrower may be liable individually or jointly with others, and regardless of whether recovery upon any of such other debts, obligations or liabilities becomes barred by any statute of limitations, is void or voidable under any law relating to fraudulent obligations or otherwise or is or becomes invalid or unenforceable for any other reason. The New Obligor hereby agrees, as of the date first above written, to be bound as a Guarantor by the terms and conditions of the Guaranty with the same force and effect as if originally named therein as a “Guarantor”. The New Obligor further agrees, as of the date first above written, that each reference in the Guaranty to a “Guarantor” shall also mean and be a reference to the New Obligor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to the New Obligor. The New Obligor represents and warrants that the representations and warranties made by it as a “Guarantor” under the Guaranty are true and correct in all material respects (or if qualified by materiality, in all respects)) on and as of the date hereof (except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date in all material respects (or if qualified by materiality, in all respects)).

(b)            The New Obligor hereby joins the Security Agreement and, (i) shall be referred to as a “Grantor” and shall become and be a Grantor under the Security Agreement, and each reference in the Security Agreement to a Grantor shall also mean and be a reference to the New Obligor, and each reference in any other Loan Document to a “Grantor” shall also mean and be a reference to the New Obligor and (ii) each reference to “this Security Agreement”, “hereunder”, “hereof” or words of like import referring to the Security Agreement, and each reference in any other Loan Document to “the Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to this Security Agreement as supplemented by this Joinder. Without limiting the generality of the foregoing, to secure the prompt and complete payment and performance of the Obligations, the New Obligor pledges, assigns and grants to the Agent, for the ratable benefit of the Lenders, a continuing security interest in, (x) the Equity Interests of the Borrower held by the New Obligor and the certificates representing such Equity Interest and any interest of the New Obligor in the entries on the books of the Borrower or any financial intermediary pertaining to the Equity Interests and (y) all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests. The New Obligor as a Grantor certifies that the representations and warranties made by it as a “Grantor” under the Security Agreement are true and correct in all material respects (or if qualified by materiality, in all respects) on and as of the date hereof (except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date in all material respects (or if qualified by materiality, in all respects)). The New Obligor does hereby supplement the exhibits to the Security Agreement as set forth in Annex 1 hereto.

3.            Continuing Effect. Except as expressly set forth in Section 2 of this Joinder, nothing in this Joinder shall constitute a modification or alteration of the terms, conditions or covenants of the Loan Documents, or a waiver of any other terms or provisions thereof, and the Loan Documents shall remain unchanged and shall continue in full force and effect, in each case, as amended hereby. Except as specifically provided herein, Agent and each Lender hereby reserve and preserve all of their rights and remedies against any Obligor under the Loan Documents.

4.            Conditions to Effectiveness. This Joinder shall become effective upon the execution and delivery hereof by the parties hereto.

5.            [Reserved].

6.            Miscellaneous.

(a)            Choice of Law. This Joinder shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

(b)            Counterparts; Execution. This Joinder may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile, electronic mail, PDF format or other electronic means shall bind the parties hereto. Each party agrees that this Joinder and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Joinder or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Joinder Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent.  Without limiting the generality of the foregoing, the New Obligor hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Agent, the New Obligor and the other Obligors, electronic images of this Joinder Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

(c)            Loan Documents. The New Obligor hereto acknowledges and agrees that this Joinder constitutes a Loan Document for all purposes.

(d)            Notices. The New Obligor’s address and e-mail for notices under the Loan Documents shall be the address and e-mail set forth below its signature to this Joinder Agreement.

(e)            Severability. In case any provision in this Joinder shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Joinder and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)            Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Joinder.

(g)            Entire Agreement. This Joinder and the other Loan Documents embody the entire understanding and agreement among the parties thereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

(h)            Effectiveness. This Joinder shall become effective immediately upon consummation of the transactions contemplated by that certain Business Combination Agreement, dated as of June 22, 2203 (as amended and restated on September 26, 2023 and November 22, 2023, the “Merger Agreement”), among the New Obligor, the Borrower and Panther Merger Sub Inc., a Delaware corporation (“Merger Sub”), pursuant to which the Borrower intends to merge with and into the Merger Sub, with the Borrower as the surviving entity and a wholly-owned subsidiary of the New Obligor.

[signature pages follow]

Execution Version

IN WITNESS WHEREOF, this Joinder has been duly executed by the parties on the date first written above.

NEW OBLIGOR:

PINSTRIPES HOLDINGS, INC., a Delaware corporation

By:	/s/ Dale Schwartz
Name:	Dale Schwartz
Title:	Chief Executive Officer

Address:

1150 Willow Road
Northbrook, IL 60062
Attention: Dale Schwartz
Email: dale@pinstripes.com

AGENT:

SILVERVIEW CREDIT PARTNERS LP

By:	/s/ Vaibhav Kumar
Name:	Vaibhav Kumar
Title:	Partner